EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
La Quinta Inns, Inc.
San Antonio, TX

     We consent to the incorporation by reference in Pre-Effective Amendment No. 2 to this Joint Registration Statement on Form S-3 (File Nos. 333-40055 and 333-40055-1) and related prospectus of Meditrust Corporation and Meditrust Operating Company of our report dated January 23, 1998, except for Note 17, which is as of February 12, 1998, relating to the combined balance sheets of La Quinta Inns, Inc. as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Meditrust Corporation and Meditrust Operating Company Joint Current Report on Form 8-K, dated March 31, 1998, and to the reference to our firm under the heading "Experts" in the Pre-Effective Amendment No. 2 to the Joint Registration Statement and related prospectus.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP


San Antonio, Texas
April 17, 1998